UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

CORINDUS VASCULAR ROBOTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001– 37406	EIN 30– 0687898
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105
Waltham, MA 02452
United States
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 653 – 3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2018, Corindus Vascular Robotics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) to issue newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) to a select group of existing and new investors, including Hudson Executive Capital, and BioStar Ventures, for gross proceeds of $25.0 million (the “Financing”). Under the terms of the transactions, the Company will issue shares of Series A Preferred Stock convertible into 20,000,000 shares of its Common Stock, par value $0.0001 per share (“Common Stock”), at a rate of $1.25 per share. The transaction is expected to close on or about March 16, 2018, and is subject to customary closing conditions. The closing price per share of the Common Stock on the NYSE American on March 15, 2018 was $1.29 per share.

Shares of the Company’s Series A Preferred Stock will be entitled to receive non-compounding dividends in additional shares of preferred stock, at the rate of 12% per annum, subject to reduction in the event certain milestones are achieved.

The Company is also issuing to the investors warrants (the “Warrants”) to purchase an aggregate of 8,750,000 shares of Common Stock at an exercise price of $1.40 per share. The exercise price is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrant may be exercised for cash or on a cashless basis.

In connection with the Financing, the Company also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the investors, to be effective as of the closing of the Financing, requiring the Company to register the resale of the shares of Common Stock underlying the preferred stock and the Warrants. Under the Registration Rights Agreement, the Company will be required to prepare and file a registration statement with the Securities and Exchange Commission within 30 days of the closing of the Financing, and to use commercially reasonable efforts to have the registration statement declared effective within 60 days if there is no review by the Securities and Exchange Commission, and within 90 days in the event of such review.

Holders of approximately 38% of the Company’s outstanding Common Stock have entered into irrevocable agreements (the “Voting Agreements”) to vote their shares in connection with the transactions, which we expect to occur at the 2018 Annual Stockholder Meeting.

The Shares were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each purchaser represented that it is an accredited investor and that it is acquiring the preferred stock and Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds of the Financing for general corporate purposes, including global commercialization of its CorPath GRX System.

The foregoing are only brief descriptions of the material terms of the Certificate of Designation (as defined below), Securities Purchase Agreement, Registration Rights Agreement, Warrant, and Voting Agreement attached hereto as Exhibits 3.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 15, 2018 (the “Election Date”), the Company’s Board of Directors (the “Board”) elected Douglas L. Braunstein, effective as of the closing of the Financing, to serve as a Class I director until the 2020 Annual Meeting of Stockholders, or his earlier death or resignation or until his successor is duly elected and qualified.

Since 2015, Mr. Braunstein has served as the managing partner and founder of Hudson Executive Capital. Previously, Mr. Braunstein served in various roles at JPMorgan Chase & Co., including as vice chairman and chief financial officer.

As with its other directors, the Company will enter into its standard form of indemnification agreement with Mr. Braunstein, which, among other things, provides for indemnification to the fullest extent permitted by the laws of the State of Delaware, advancement of legal fees and expenses in connection with legal proceedings, certain procedures for determining whether he is entitled to indemnification and dispute resolution procedures.

Mr. Braunstein will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policy (the “Policy”), as amended on December 15, 2018. Pursuant to the Policy, Mr. Braunstein will be eligible to receive (i) cash compensation on a quarterly basis for Board and committee service, as applicable, paid in arrears, including a quarterly Board retainer of $5,000, and (ii) an annual equity award of restricted stock units (each restricted stock unit relating to one share of the Company’s common stock) having an aggregate fair market value equal to $40,000, determined by dividing (A) $40,000 by (B) the closing price of the Company’s common stock on NYSE American on the grant date (rounded down to the nearest whole share) (an “Annual Equity Award”). Pursuant to the Policy, Annual Equity Awards shall become vested in full upon the one year anniversary of the applicable grant date, vesting in four successive equal quarterly installments on the quarterly anniversary of the grant date (rounded down to the nearest whole share), provided that the non-employee director is a director of the Company on the applicable vesting date. Mr. Braunstein’s initial Annual Equity Award and quarterly cash retainer will be pro-rated based on the number of days between the Election Date and the 12-month anniversary of the most recent annual meeting of stockholders and the number of days remaining in the fiscal quarter, respectively. All Annual Equity Awards granted pursuant to the Policy are subject to a resale restriction ending on the earlier of: (x) the director’s termination of service as a director and (y) the three (3)-year anniversary of the date of grant, as provided in the applicable restricted stock unit agreement, and vest in full immediately upon a Change in Control (as defined in the Company’s Amended and Restated 2014 Stock Award Plan). The Policy also provides each non-employee director with the option to receive common stock in lieu of cash retainers.

Mr. Braunstein will also be entitled to reimbursement for reasonable and documented out-of-pocket business expenses incurred in connection with attending meetings of the Board and committees thereof or in connection with other business related to the Board.

Other than Mr. Braunstein’s role as the managing partner and founder of Hudson Executive Capital, an investor in the Financing described in Item 1.01 above, there are no transactions to which the Company is a party and in which Mr. Braunstein has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Braunstein has not previously held any positions with the Company and has no family relationships with any directors or executive officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 16, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock and Series A-1 Preferred Stock (the “Certificate of Designation”). A summary of the Certification of Designation and the preferences, rights and limitations of the Series A Preferred Stock and Series A-1 Preferred Stock is as follows:

Dividends. Shares of the Series A Preferred Stock will be entitled to receive non-compounding dividends in additional shares of preferred stock, at the rate of 12% per annum, subject to reduction in the event certain milestones are achieved, whether or not declared by the Board of Directors of the Company. Dividends on the Series A Preferred Stock are payable in shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.0001 per share, equal to the quotient of (x) the dividend amount divided by (y) the applicable conversion price. The dividend rate may be reduced to (i) 8.00% in the event the Company achieves at least $50.0 million of revenue, other than any one-time license or similar fees, for any period of twelve consecutive months, or (ii) 6.00% if the Common Stock trading price exceeds $3.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date hereof) for a period of 90 consecutive trading days (a “Trading Price Dividend Rate Adjustment”); provided that in the event the dividend rate is reduced to 8.00% pursuant to clause (i) before the occurrence of a Trading Price Dividend Rate Adjustment, the dividend rate shall be permanently fixed at 8.00% and clause (ii) shall cease to be applicable notwithstanding any future achievement of a Common Stock trading price in excess of $3.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date hereof) for a period of 90 consecutive trading days.

Voting Rights. For so long as Hudson Executive Capital beneficially owns at least a majority of the outstanding preferred stock, the preferred stock will be entitled to vote with the shares of Common Stock and not as a separate class, at any annual or special meeting of shareholders of the Company upon the following basis: each holder shall be entitled to a number of votes in respect of the shares of preferred stock owned of record by it equal to the number of shares of Common Stock determined by dividing (x) the number of shares of preferred stock held by such holder by (y) $1.29, the closing price per share of the Common Stock on the NYSE American on March 15, 2018, as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. For so long as at least 10% of the shares of preferred stock purchased under the Purchase Agreement remains outstanding the Company may not directly or indirectly (i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, the Certificate of Designation or the Bylaws in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the preferred stock as to affect them adversely, (ii) create (by reclassification or otherwise) or authorize any senior securities or any parity securities, or (iii) issue, or authorize for issuance, any new shares of preferred stock without the prior affirmative vote or written consent of the holders of at least a majority of the then-issued and outstanding shares of preferred stock. For so long as Hudson Executive Capital holds at least a majority of the outstanding shares of preferred stock, the Company may not directly or indirectly (a) incur or guarantee, assume or suffer to exist any indebtedness (other than permitted indebtedness), (b) sell, lease, license, assign, transfer, spin-off, split-off, close, convey, encumber, pledge or otherwise dispose of any intellectual property owned whether in a single transaction or a series of related transactions to any person(s), other than pursuant to permitted indebtedness; (c) engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company on the initial issuance date unless such engagement in the line of business has received the prior approval of the Board; (d) modify its corporate structure, unless such modification has received the prior approval of the Board; or (e) enter into any agreement with respect to the foregoing. In the election of directors to the Company, for so long as the holders of preferred stock hold at least 25% of the shares of preferred stock purchased under the Purchase Agreement, the holders of the preferred stock, voting as a separate class, shall be entitled to elect by majority vote one individual to the Company’s Board.

Rank. Each share of preferred stock shall rank equally in all respects. With respect to distributions upon Liquidation (as defined below), the preferred stock rank senior to the Common Stock and to each other class of the Company’s capital stock existing now or hereafter created that are not specifically designated as ranking senior to the preferred stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company or such subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its subsidiaries, taken as a whole (“Liquidation”), each holder of preferred stock shall be entitled to receive liquidating distributions out of the assets of the Company legally available for distribution to its stockholders, before any payment or distribution of any assets of the Company shall be made or set apart for holders of any junior securities, including the Common Stock, for such holder’s shares of preferred stock in an amount equal to the greater of (i) the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such shares as of the date of the Liquidation (as such terms are defined in the Certificate of Designation) and (ii) the amount such holder would have received had such shares of preferred stock, immediately prior to such Liquidation, been converted into shares of Common Stock.

Conversion. Each Holder of shares of preferred stock shall have the right (the “Conversion Right”), at any time and from time to time, at such holder’s option, to convert all or any portion of such holder’s shares of preferred stock into fully paid and non-assessable shares of Common Stock. Upon a holder’s election to exercise its Conversion Right, each share of preferred stock for which the Conversion Right is exercised shall be converted into such number of shares of Common Stock equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends on such share as of the conversion date, divided by (B) the Conversion Price of such share in effect at the time of conversion.

Issuance Limitation. Until such time as the Company has obtained the approval of its shareholders required by the applicable rules and regulations of the NYSE American with respect to the transactions contemplated by the Purchase Agreements, the Company may not issue, upon conversion of the preferred stock or exercise of the Warrants, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the date of the Purchase Agreements and prior to such conversion (i) in connection with any conversion of preferred stock issued pursuant to the Purchase Agreements and (ii) in connection with the exercise of any Warrants issued pursuant to the Purchase Agreements would exceed 19.9% of the shares of Common Stock outstanding as of the date of the Purchase Agreements (subject to adjustment for forward and reverse stock splits, recapitalizations and the like).

Forced Conversion. If (a) at any time after the original issuance date, the Common Stock trading price exceeds $4.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date hereof) for a 30 consecutive trading day period and (b) the Company, at its option, delivers a written notice to the holders of the preferred stock within 10 business days of the conclusion of such period, then each share of preferred stock outstanding shall be converted into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends on such share, divided by (B) the conversion price of such share in effect as of the business day immediately prior to the date of the Company’s notice to the holder.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On March 16, 2018, the Company issued a press release announcing the Financing and the election of Mr. Braunstein to the Board of Directors. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock
10.1	Securities Purchase Agreement dated March 15, 2018 by and among Corindus Vascular Robotics, Inc. and the investors named therein
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant
10.4	Form of Voting Agreement
99.1	Press Release of Corindus Vascular Robotics, Inc., dated March 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 16, 2018	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
	Name:	David W. Long
	Title:	Chief Financial Officer